Exhibit T3A.10

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “OCEME (US) LLC”, CHANGING ITS NAME FROM “OCEME (US) LLC” TO “EMECO EQUIPMENT (USA) LLC”, FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 2005, AT 3:32 O’CLOCK P.M.

3909829 8100	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3662267
050090772	DATE: 02-03-05

FEB. 3, 2005 2:12PM	NO. 1121 P. 2
State of Delaware Secretary of State Division of Corporations Delivered 04:42 PM 02/03/2005 FILED 03:32 PM 02/03/2005 SRV 050090772 - 3909829 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

OCEME (US) LLC

This Certificate of Amendment of Certificate of Formation of Oceme (US) LLC, dated as of February 3, 2005, is being duly executed and filed by Tracey Clakley, an authorized person, to amend the Certificate of Formation as permitted under the Delaware Limited Liability Company Act (6 Del. C. §18-101, at seq.):

FIRST:	The name of the limited liability company as provided in the Certificate of Formation filed with the Delaware Secretary of State on January 10, 2005 is Oceme (US) LLC (the “Company”).

SECOND:

The Company has changed its name to Emeco Equipment (USA) LLC, and in connection with such name change, hereby amends the text of Article First of its Certificate of Formation, in its entirety to read as follows:

“The name of the limited liability company is Emeco Equipment (USA) LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation as of the date first above written.

Oceme (US) LLC

By:

Tracey Clakley
Manager, an Authorized Person

CHIDMS1/469700.2

JAN. 10, 2005 2:56PM LANIER2	NO. 9562 P. 2

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “OCEME (US) LLC”, FILED IN THIS OFFICE ON THE TENTH DAY OF JANUARY, A.D. 2005, AT 2:15 O’CLOCK P.M.

3909829 8100	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3607298
050020096	DATE: 01-10-05

Page 2 of 3 sent to Willson, Robert J received on 1/10/2005 1:57:27 PM [Central Standard Time]

JAN. 10, 2005 2:56PM LANIER2	NO. 9562 P. 3

CERTIFICATE OF FORMATION

OF

OCEME (US) LLC

This Certificate of Formation of Oceme (US) LLC, dated as of January 10, 2005, is being duly executed and filed by Robert J. Willson, Jr., an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.)

FIRST:	The name of the limited liability company is Oceme (US) LLC (the “Company”).

SECOND:	The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

THIRD:	The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Robert J. Willson, Jr.
Robert J. Willson, Jr.
Authorized Person

CHIDMSI/167711.1	State of Delaware Secretary of State Division at Corporations Delivered 02:22 PM 01/10/2005 FILED 02:15 PM 01/10/2005 SRV 050020096 - 3909829 FILE

Page 3 of 3 sent to Willson, Robert J received on 1/10/2005 1:57:27 PM (Central Standard Time).